UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 10, 2008, Berry Petroleum Company (“Berry” or “Company”) entered into Purchase and Sale Agreements with O’Brien Resources, LLC, SEPCO II, LLC, Liberty Energy, LLC, Crow Horizons Company, and O’Brien II, LP to acquire their interests in natural gas producing properties on 4,500 net acres in Limestone and Harrison Counties of East Texas for approximately $620 million in cash.  Proved reserve estimates associated with the acquired assets are 335 billion cubic feet equivalent.   Upon closing, the acquisition will add approximately 32 million cubic feet equivalent per day to Berry’s production from 100 producing wells.

In connection with entering into the Purchase and Sale Agreement, the Company entered into a commitment letter with Wells Fargo Bank, N.A. (Lead Arranger and Administrative Agent), Societe Generale, and BNP Paribas to increase and further amend its existing senior unsecured credit facility dated as of April 28, 2006. Under the terms of the commitment letter, Berry will amend its existing credit agreement, to, among other things, provide for a $1.5 billion senior secured credit facility with a $1 billion borrowing base which will be secured by various Company assets.  The loans under the amended credit facility will bear interest rates based on prevailing market rates plus an agreed-upon margin.

The transaction and the secured credit facility are expected to close in the third quarter and are subject to customary closing conditions.

Forward Looking Statements

Certain statements in this report, including but not limited to statements regarding the closing of the acquisition and credit facility, and other statements that are not historical facts, are forward-looking statements that involve risks and uncertainties.  Although Berry believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include our results of operations, general market conditions, satisfaction of the purchase agreements’ and credit facility’s closing conditions and other risks described in PART 1, Item 1A. Risk Factors of Berry's 2007 Form 10-K/A filed with the Securities and Exchange Commission on February 27, 2008 under the heading "Other Factors Affecting the Company's Business and Financial Results" in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations” and all material changes as updated in Part II, Item 1A within our Form 10-Qs filed subsequent to the Form 10-K/A.  Words such as "plans," "will," "expect," "target," "goal," and forms of those words and others indicate forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: June 10, 2008